UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2012
Date of Report

November 21, 2012
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807
(Address of principal executive offices, including zip code)

(888) 729-5722 x100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2012, Energy Edge Technologies Corporation (the “Company”) entered into an Agreement to Merge (the “Agreement”) with The Dry Fried Wing Company, a Florida corporation (“DFW”).  At the closing of the Agreement, DFW will become a sixty five percent (65%) owned subsidiary of the Company.  Once DFW opens its first location, DFW shall have the option to sell the remaining thirty five percent (35%) to the Company in exchange for seventy million (70,000,000) shares of restricted common stock of the Company.  Further upon the closing of the Agreement, all energy and resource conservation work formerly conducted by the Company will be moved into and conducted by Energy Edge Solutions, which shall become a fifty one percent (51%) owned subsidiary of the Company.  As consideration, Joseph Ragosta, the Company’s Chief Executive Officer, shall return four million (4,000,000) shares of the Company’s common stock to treasury and Robert Holdsworth, the Company’s Chief Financial Officer, shall return twenty five million (25,000,000) shares of the Company’s common stock to treasury.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 21, 2012, the Company closed the transaction described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement to Merge dated November 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2012

ENERGY EDGE TECHNOLOGIES CORPORATION
By:	/s/ Robert Holdsworth
Name:	Robert Holdsworth
Title:	Chief Financial Officer